Exhibit 2.4

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of [•], 2017, is by and between Alpine Immune Sciences, Inc., a Delaware corporation (the “Company”), and the Person set forth on Schedule A (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares of common stock, par value $0.001 per share (“Common Stock”), of Nivalis Therapeutics, Inc., a Delaware corporation (“Nivalis”), and/or options to purchase shares of Common Stock (“Options”), in each case, set forth opposite the Stockholder’s name on Schedule A (all such shares of Common Stock set forth on Schedule A, together with any shares of Common Stock that are issued upon exercise of Options or otherwise hereafter issued to or otherwise acquired or owned by the Stockholder prior to the termination of this Agreement being referred to herein as the “Subject Shares”);

WHEREAS, Nivalis, Nautilus Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Nivalis (“Merger Sub”), and the Company propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY

The Stockholder hereby covenants and agrees that:

1.1.   Voting of Subject Shares.  At every meeting of the holders of Common Stock (the “Nivalis Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Nivalis Stockholders act by written consent in lieu of a meeting), the Stockholder shall, solely to the extent that the Stockholder is the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Stockholder’s Subject Shares (a) in favor of (i) the approval of the Merger Agreement, (ii) the approval of the Contemplated Transactions, including the issuance of Common Stock pursuant to the Merger Agreement, (iii) if deemed necessary, the adoption of an amendment to Nivalis’ certificate of incorporation to effect the Nautilus Reverse Stock Split, (iv) the adoption of an amendment to Nivalis’ certificate of incorporation to change the name of Nivalis, (v) any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the Merger Agreement and the Contemplated Transactions, including the issuance of Common Stock pursuant to the Merger Agreement on the date on which such meeting is held, and (vi) any other proposal included in the Proxy Statement in connection with, or related to, the consummation of the Merger for which the Nautilus Board has recommended that the Nivalis Stockholders vote in favor; and (b) against any competing Acquisition Proposal with respect to Nivalis.

1.2.   No Inconsistent Arrangements. Notwithstanding anything to the contrary in this Agreement, in no event shall the Stockholder be restricted from transferring, selling, assigning, gifting or otherwise disposing of the Subject Shares or any interest therein.

1.3.   Documentation and Information. The Stockholder shall permit and hereby authorizes the Company and Nivalis to publish and disclose in all documents and schedules filed with the SEC that the Company or Nivalis reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement. Nivalis is an intended third-party beneficiary of this Section 1.3.

1.4.   Irrevocable Proxy.  The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. The Stockholder hereby irrevocably appoints the Company, and any individual designated in writing by it, as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of the Nivalis Stockholders, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Stockholder’s Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of the Nivalis Stockholders or in connection with any action sought to be taken by written consent of the Nivalis Stockholders without a meeting, in each case, solely to the extent that the Stockholder is the holder of record on any applicable record date, and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of the Nivalis Stockholders or in connection with any action sought to be taken by written consent without a meeting, in each case, solely to the extent that the Stockholder is the holder of record on any applicable record date.  The Company agrees not to exercise the proxy granted herein for any purpose other than the purposes expressly described in this Agreement.  The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder, as applicable) until the termination of the Merger Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. The Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Nivalis.  The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to the Company to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1.1.  The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 4.2.

1.5.  No Solicitation of Transactions.  Without limiting and subject to the provisions of Section 4.14 hereof, the Stockholder shall not, directly or indirectly, knowingly take any action that Nivalis is not permitted to take pursuant to Section 4.4 of the Merger Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to the Company that:

2.1.   Authorization; Binding Agreement.  The Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.  The Stockholder has full power and authority to execute, deliver and perform this Agreement.  This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

2.2.   Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Stockholder’s Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrance (including any restriction on the right to vote or otherwise transfer the Subject Shares), except as (a) provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act, (c) subject to any risk of forfeiture with respect to any shares of Common Stock granted to the Stockholder under an agreement with or employee benefit plan of Nivalis and (d) with respect to Options, provided pursuant to the terms of the Option and any stock option plan under which such Option was granted.  The Subject Shares constitute all of the shares of Common Stock and/or Options owned by the Stockholder as of the date hereof.  Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Stockholder’s Subject Shares.

2.3.   Voting Power.  Except as may be set forth on Schedule A, as of the date hereof, the Stockholder has full voting power, with respect to the Stockholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Subject Shares.  None of the Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.

2.4.   Reliance.  The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing.  The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.5.    Absence of Litigation.  With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Stockholder that:

3.1.   Organization; Authorization.  The Company is a corporation duly incorporated and registered under the Laws of the State of Delaware.  The consummation of the transactions contemplated hereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate actions on the part of the Company.  The Company has full power and authority to execute, deliver and perform this Agreement.

3.2.   Binding Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE IV

MISCELLANEOUS

4.1.   Notices. All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given, (a) if to the Company, in accordance with the provisions of the Merger Agreement and (b) if to the Stockholder, to the Stockholder’s address set forth on a signature page hereto, or to such other address as the Stockholder may hereafter specify in writing to the Company for such purpose.

4.2.   Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time.  Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof and (ii) the provisions of this Article IV shall survive any termination of this Agreement.

4.3.   Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4.   Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as set forth in Section 1.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.  Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

4.5.   Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.  The Company and the Stockholder hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery, or if such court does not have proper jurisdiction, then the Federal court of the U.S. located in the State of Delaware, and appellate courts therefrom, (collectively, the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.  Each of the parties hereto agrees that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service.  Service made pursuant to the foregoing shall have the same legal force and effect as if served upon such party personally within the State of Delaware.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

4.6.   Counterparts. The parties may execute this Agreement in one or more counterparts, each of which will be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.  Any signature page hereto delivered by facsimile machine or by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, electronic signature, or otherwise) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto and may be used in lieu of the original signatures for all purposes.  Each party that delivers such a signature page agrees to later deliver an original counterpart to any other party that requests it.

4.7.   Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

4.8.   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Body to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.9.   Specific Performance. The parties hereto agree that the Company would be irreparably damaged if for any reason the Stockholder fails to perform any of its obligations under this Agreement and that the Company may not have an adequate remedy at law for money damages in such event. Accordingly, the Company shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware Court, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

4.10.   Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.11.   No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

4.12.   Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.13.   Interpretation.  Unless the context otherwise requires, as used in this Agreement:  (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

4.14.   Capacity as Stockholder.  The Stockholder signs this Agreement solely in the Stockholder’s capacity as a Nivalis Stockholder, and not in the Stockholder’s capacity as a director, officer or employee of Nivalis or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust.  Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Nivalis in the exercise of his or her fiduciary duties as a director or officer of Nivalis or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent any director or officer of Nivalis or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

4.15.   Conversion or Exercise.  Nothing contained in this Agreement shall require the Stockholder (or shall entitle any proxy of the Stockholder) to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Subject Shares or (b) vote, or execute any consent with respect to, any Subject Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

4.16.   Representations and Warranties.  The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

4.17.   No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Nautilus Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Nivalis’ organizational documents, the possible acquisition of the Company by Nivalis pursuant to the Merger Agreement and (b) the Merger Agreement is executed by all parties thereto.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ALPINE IMMUNE SCIENCES, INC.

By:
Name:
Title:

[Signature Page to Nautilus Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

THE ESTATE OF ARNOLD H. SNIDER, III

By:
Name:
Title:

[Signature Page to Nautilus Stockholder Support Agreement]

Schedule A